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                                  United States

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 7, 2004

                                GB HOLDINGS, INC.
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             (Exact name of Registrant as specified in its Charter)

      Delaware                     33-69716                    75-2502293
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(State or other juris-           (Commission                  (IRS Employer
diction of incorporation)        File Number)             Identification Number)


                            c/o Sands Hotel & Casino
                   Indiana Avenue and Brighton Park, 9th Floor
                         Atlantic City, New Jersey 08401
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               (Address of principal executive office) (Zip Code)

        Registrant's telephone number including area code: (609) 441-4633

                                 Not Applicable
                             -----------------------
         (Former name and former address, as changed since last report)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 7, 2004, GB Holdings, Inc. (the "Company") which through its wholly-owned subsidiary Greate Bay Hotel & Casino, Inc., owns and operates The Sands Hotel and Casino in Atlantic City, set a record date of July 15, 2004 for the distribution to the stockholders of record of the Company, on a pro rata basis, of either (a) an aggregate of 2,750,000 shares of common stock of Atlantic Coast Entertainment Holdings, Inc. ("Atlantic Holdings"), representing 27.5% of the outstanding common stock of Atlantic Holdings on a fully diluted basis or (b) an aggregate of 10,000,000 warrants, which under certain conditions will allow the holders thereof to purchase an aggregate of 2,750,000 shares of common stock of Atlantic Holdings, at a purchase price of $.01 per share, representing 27.5% of the outstanding common stock of Atlantic Holdings on a fully diluted basis.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits:

99.1   Press Release, dated July 7, 2004.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GB HOLDINGS, INC.

Dated: July 7, 2004                   By: /s/ Patricia M. Wild
                                      Name: Patricia M. Wild
                                      Title: Vice President, General Counsel and
                                             Secretary